Exhibit 99.1

Sabre Corporation Announces Early Tender Results and Upsize of Previously Announced Cash Tender Offers by Sabre GLBL Inc.

SOUTHLAKE, Texas—June 12, 2023—Sabre Corporation (“Sabre”) (NASDAQ: SABR) announced today the early tender results of the company’s previously announced cash tender offers (the “Tender Offers”) by Sabre GLBL Inc. (“Sabre GLBL”), its wholly owned subsidiary, for Sabre GLBL’s securities set forth in the table below (collectively, the “Securities”). Sabre further announced that it is amending its Tender Offers to (i) increase the maximum Aggregate Purchase Price (as defined below) from the previously announced amount of $615 million to $650 million and (ii) extend the Tender Offers so that the Tender Offers will now expire at 5:00 p.m., New York City time, on June 27, 2023, unless further extended or earlier terminated. As the Aggregate Purchase Price of all Securities validly tendered and not validly withdrawn in the Tender Offers at or prior to the Early Tender Deadline (as defined below) exceeds $650 million, no Securities tendered after the Early Tender Deadline will be accepted for purchase.

The Tender Offers are being made pursuant to the terms and conditions set forth in the offers to purchase, dated May 25, 2023, as amended by this press release (as so amended, the “Offer to Purchase”). Except for the increase in the maximum Aggregate Purchase Price and the extension of the Tender Offers as described in this press release, no other terms of the Tender Offers have changed.

As of 5:00 p.m., New York City time, on June 9, 2023 (such date and time, the “Early Tender Deadline”), according to information provided to D.F. King & Co., Inc., the tender and information agent for the Tender Offers, the aggregate principal amount of each series of Securities listed in the table below has been validly tendered and not validly withdrawn in the Tender Offers. Withdrawal rights for the Securities expired at the Early Tender Deadline and, accordingly, any Securities that were validly tendered may no longer be withdrawn except where additional withdrawal rights are required by law.

Title of Security	CUSIP/ ISIN Number	Principal Amount Outstanding	Acceptance Priority Level(1)	Principal Amount Tendered at Early Tender Deadline	Percentage of Outstanding Securities Tendered	Total Consideration (2)(3)	Aggregate Principal Amount Expected to be Accepted for Purchase	Aggregate Purchase Price(3)
9.250% Senior Secured Notes due 2025	78573NAC6 U86043AC7 US78573NAC65 USU86043AC72	$775,000,000	1	$763,030,000	98.46%	$970.00	$670,099,000	$649,996,030.00
7.375% Senior Secured Notes due 2025	78573NAF9 U86043AD5 US78573NAF96 USU86043AD55	$850,000,000	2	$706,670,000	83.14%	$920.00	$0.00	$0.00
11.250% Senior Secured Notes due 2027	78573NAH5 U86043AF0 US78573NAH52 USU86043AF04	$555,000,000	3	$255,537,000	46.04%	$840.00	$0.00	$0.00

(1)

Subject to the Aggregate Maximum Tender Amount and proration, the principal amount of Securities expected to be accepted for purchase in the Tender Offers has been determined in accordance with the applicable acceptance priority level (in numerical priority order) specified in this column.

(2)	Includes Early Tender Premium (as defined below).
(3)	Does not include accrued and unpaid interest on the Securities, which will also be payable as provided herein.

The Tender Offers remain subject to the satisfaction or waiver of the conditions described in the Offer to Purchase, including the financing for the Tender Offers. Such conditions may be waived by Sabre GLBL in its sole discretion, subject to applicable law. Any waiver of a condition by Sabre GLBL will not constitute a waiver of any other condition. Subject to the satisfaction or waiver of such conditions and as described in the Offer to Purchase, Sabre GLBL is expected to make payment on June 13, 2022 (such date and time, as it may be extended, the “Early Settlement Date”) for the Securities that (i) were validly tendered and not validly withdrawn at or prior to the Early Tender Deadline and (ii) are accepted for purchase on the Early Settlement Date.

As the Aggregate Purchase Price of all validly tendered and not validly withdrawn 9.250% Senior Secured Notes due 2025 (the “9.250% Notes”) exceeds $650 million, no validly tendered 7.375% Senior Secured Notes due 2025 or 11.250% Senior Secured Notes due 2027 will be accepted for purchase, and the 9.250% Notes will be accepted on a pro rata basis and will be subject to a proration factor of approximately 87.87%. Securities tendered and not purchased on the Early Settlement Date will be returned to holders of Securities (the “Holders”) promptly after the Early Settlement Date. The consideration to be paid for the 9.250% Notes accepted for purchase on the Early Settlement Date per $1,000 principal amount of such Securities is the amount set forth in the table above under the heading “Total Consideration.” The amounts set forth in the table above under “Total Consideration” include an early tender premium of $50 per $1,000 principal amount of 9.250% Notes accepted for purchase (the “Early Tender Premium”). All Holders of 9.250% Notes accepted for purchase will also receive accrued interest from, and including, the most recent interest payment date preceding the Early Settlement Date to, but not including, the Early Settlement Date.

Sabre GLBL expressly reserves the right, in its sole discretion, subject to applicable law, to: (i) terminate any or all of the Tender Offers and not accept for purchase any of the Securities not theretofore accepted for purchase in the terminated Tender Offer or Tender Offers, (ii) waive any and all of the conditions to the Tender Offers on or prior to the time the Securities are accepted for purchase in any or all of the Tender Offers, (iii) extend the Early Tender Deadline or the time at which the Tender Offers are scheduled to expire to a later date and time, (iv) increase or decrease the maximum Aggregate Purchase Price, or (v) otherwise amend the terms and conditions of the Tender Offers.

The aggregate amount that all Holders are entitled to receive for their Securities that are accepted for purchase by Sabre GLBL in the Tender Offers, excluding accrued interest, is referred to as the “Aggregate Purchase Price.” “Aggregate Maximum Tender Amount” refers to the maximum principal amount of Securities that can be purchased for cash in the Tender Offers without resulting in the Aggregate Purchase Price exceeding $650 million.

Information Relating to the Tender Offers

The complete terms and conditions of the Tender Offers are set forth in the Offer to Purchase. Investors with questions regarding the Tender Offers may contact Perella Weinberg Partners LP at tel: +1 (646) 680-8197, attention Matt Rahmani (email: mrahmani@pwpartners.com) or tel: +1 (646) 680-8317, attention Livvy Gordon (email: ogordon@pwpartners.com). D.F. King & Co., Inc. is the tender and information agent for the Tender Offers. Copies of the Offer to Purchase and any related offer documents may be obtained by contacting D.F. King & Co., Inc. by phone at (212) 269-5550 (New York) or (866) 416-0577 (toll-free) or by email at sabre@dfking.com.

None of Sabre GLBL, Sabre, their affiliates, their respective boards of directors and stockholders, the dealer manager, the tender and information agent or Computershare Trust Company, N.A., as trustee for the Securities, are making any recommendation as to whether Holders should tender any Securities in response to the Tender Offers. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

This press release is for informational purposes only and is not an offer to buy or a solicitation of an offer to sell any of the Securities, and the Tender Offers do not constitute offers to buy or the solicitation of offers to sell Securities in any jurisdiction or in any circumstances in which such offers are unlawful. The full details of the Tender Offers, including complete instructions on how to tender Securities, are included in the Offer to Purchase. Holders are strongly encouraged to read carefully the Offer to Purchase because it will contain important information.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “expect,” “believe,” “likely,” “encouraged,” “resilient,” “outlook,” “goal,” “opportunity,” “target,” “future,” “trend,” “plan,” “guidance,” “anticipate,” “will,” “forecast,” “continue,” “on track,” “objective,” “trajectory,” “scenario”, “strategy,” “estimate,” “project,” “possible,” “may,” “should,” “would,” “intend,” “potential,” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. More information about potential risks and uncertainties that could materially affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Quarterly Report on Form 10-Q filed with the SEC on May 4, 2023, our Annual Report on Form 10-K filed with the SEC on February 17, 2023 and in our other filings with the SEC, as well as other risks and uncertainties specified in the “Certain Significant Considerations” section of the Offer to Purchase. We cannot guarantee future events, including financing of the Tender Offers and successful completion of the Tender Offers, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

About Sabre

Sabre Corporation is a leading software and technology company that powers the global travel industry, serving a wide range of travel companies including airlines, hoteliers, travel agencies and other suppliers. The company provides retailing, distribution and fulfilment solutions that help its customers operate more efficiently, drive revenue and offer personalized traveler experiences. Through its leading travel marketplace, Sabre connects travel suppliers with buyers from around the globe. Sabre’s technology platform manages more than $260B worth of global travel spend annually. Headquartered in Southlake, Texas, USA, Sabre serves customers in more than 160 countries around the world.

SABR-F

Contacts:
Media	Investors
Kristin Hays kristin.hays@sabre.com sabrenews@sabre.com	Brian Roberts brian.roberts@sabre.com sabre.investorrelations@sabre.com

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